EXHIBIT 4.2

STOCK OPTION CERTIFICATE ENERGY EXPLORATION TECHNOLOGIES, INC. 2006 STOCK OPTION PLAN

Grant #

Name of Recipient..........................................

Capacity of Recipient....................................

Legal Address/Domicile of Recipient.........

Citizenship of Recipient................................

Number of Option Shares.............................

Option Price per Option Share.....................

Vesting............................................................    Continuous Service Vesting

1/3 of the Options to vest on: [The first anniversary of the date of grant.]

1/3 of the Options to vest on: [The second anniversary of the date of grant.]

1/3 of the Options to vest on: [The third anniversary of the date of grant.]

Option Expiration Date..................................

Option Effective Date....................................

US Federal Exemption to be Relied Upon

at the Time of Exercise..................................    Form S-8 Registration Statement

The options offered hereby have not been registered with, or approved or disapproved by, the United States Securities and Exchange Commission or any state, territorial or provincial securities regulatory agency, including the Alberta Securities Commission, nor has the Securities and Exchange Commission or any state, territorial or provincial securities regulatory agency, including the Alberta Securities Commission, reviewed or passed upon or endorsed the merits of the offering contemplated by this Stock Option Certificate or the accuracy or adequacy of any offering materials. Any representation to the contrary is a criminal offense. There is no market for the sale of these options by the recipient. These options may not be sold or transferred.

These options are issued pursuant to the attached 2006 Energy Exploration Technologies Inc. Stock Option Plan as approved on September 29, 2006 at the Shareholders’ Annual General Meeting.

COMPANY: Energy Exploration Technologies, Inc., an Alberta corporation	RECIPIENT:

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